UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2010

Industrial Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-159445	27-0477259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Atlanta Portfolio

On September 22, 2010, Industrial Income Trust Inc. (the “Company”) entered into a definitive Purchase and Sale Agreement (the “Purchase Agreement”) to acquire a fee interest in two industrial properties aggregating approximately 232,000 square feet on 16.9 acres (the “Atlanta Portfolio”). The Purchase Agreement was entered into by and between IIT Acquisitions LLC, a wholly-owned subsidiary of the Company, and Suwanee Pointe Investors, LLC. The Atlanta Portfolio is located in the Suwanee Pointe submarket northeast of Atlanta, Georgia and is currently approximately 96% leased to 10 tenants under lease agreements with varying lease terms. Upon consummation of the acquisition, the lease agreements are expected to be assigned to and assumed by the Company, through its wholly-owned subsidiary.

The Company considers Atlanta, Georgia to be a significant industrial market due to its prominence as an important inland distribution hub. The Atlanta Portfolio is located in Atlanta’s largest industrial submarket with close proximity to Interstate 85, the primary north-south interstate highway running through the metropolitan area to the Hartsfield-Jackson International Airport. The Atlanta Portfolio is also located near Atlanta’s major intermodal facilities which support both the Norfolk Southern and CSX railways.

The total approximate aggregate purchase price for the Atlanta Portfolio is expected to be $14.2 million, exclusive of additional transfer taxes, due diligence, and closing costs. In connection with the execution of the Purchase Agreement, the Company deposited an amount of $500,000 into an escrow account. The Company expects to incur an estimated acquisition fee (pursuant to the terms of the Advisory Agreement described in the Company’s prospectus) to Industrial Income Advisors LLC equal to 2.0% of the purchase price. The Company plans to fund the acquisition using proceeds from the Company’s public offering and from debt financing.

The Atlanta Portfolio acquisition is expected to close during the fourth quarter of 2010. There are no assurances that the Company will be able to purchase the Atlanta Portfolio on the terms set forth herein or at all and there can be no assurances that the Company will be able to secure debt financing to complete the acquisition. The consummation of the acquisition is subject to the Company’s completion of due diligence and various closing conditions to be met by the parties. If the Company does not close on the acquisition, there are circumstances under which it may forfeit the $500,000 deposit it has funded.

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the potential acquisition of the Atlanta Portfolio) that are based on the Company’s current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties, including, without limitation, the Company’s ability to close the acquisition, obtain debt financing for such acquisition and those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. Any of these statements could be inaccurate, and actual events or our investments and results of operations could differ materially from those expressed or implied. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL INCOME TRUST INC.
September 28, 2010
	By:	/s/ Thomas G. McGonagle
		Name:	Thomas G. McGonagle
		Title:	Chief Financial Officer and Treasurer

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